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                                                                     Exhibit 5.1

                                  February 21, 1995


         Sequoia Systems, Inc.
         400 Nickerson Road
         Marlborough, MA 01876

         Ladies and Gentlemen:

              This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 5,273,000 shares of Common Stock, $.40 par value per share (the "Shares"), of Sequoia Systems, Inc., a Delaware corporation (the "Company"). The Shares are to be issued pursuant to the Merger and Stock Purchase Agreement, dated as of November 9, 1994 and amended as of February 7, 1995, among the Company, Sequoia Acquisition Corporation, a Delaware corporation, SPCO, Inc., a Delaware corporation, and Keystone International, Inc., a Texas corporation (the "Merger Agreement").

              We have acted as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the originals or copies of minutes of meetings of the stockholders and Board of Directors of the Company, stock record books of the Company, the Amended and Restated By-laws of the Company, and the Restated Certificate of Incorporation of the Company.

              We have not made an independent review of the laws of any state or jurisdiction other than the Commonwealth of Massachusetts and the United States, and the General Corporation Law statute of the State of Delaware. Accordingly, we express no opinion herein with respect to the laws of any state or jurisdiction other than the Commonwealth of Massachusetts and the United States, and the General Corporation Law statute of the State of Delaware.
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         Sequoia Systems, Inc.
         February 21, 1995
         Page 2





              Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and that, when issued and delivered by the Company in accordance with the terms of the Merger Agreement, they will be validly issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."

              It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.


                                            Very truly yours,

                                            /s/ Hale and Dorr

                                            HALE AND DORR